Exhibit (m)(2)(iii)

SCHEDULE 2

with respect to

VOYA SERIES FUND, INC.

FOURTH AMENDED AND RESTATED DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

CLASS C SHARES

Fund

Voya Mid Cap Research Enhanced Index Fund